EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated January 16, 2002, and is by and between Chopin Ventures Group, Inc., a Nevada corporation (the "Company") and Bioplastic Enterprises Ltd., a British Columbia corporation ("BEL").

                                 R E C I T A L S

         WHEREAS, the sole shareholder of BEL ("Shareholder") owns the shares of capital stock of BEL as set forth in Schedule 1 attached hereto, constituting all of the issued and outstanding stock of BEL (the "BEL Shares");

         WHEREAS,  the Company is a public company; and

         WHEREAS, the Company desires to acquire all of the BEL Shares, and the Shareholder desires to exchange all of the BEL Shares for shares of voting common stock of the Company, in a transaction that qualifies under Section 368(a) (1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, the Board of Directors of the Company, and BEL deem it advisable that the acquisition by the Company of BEL be effected through the exchange of all of the shares of the Company and BEL pursuant to this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

I.  EXCHANGE OF THE SHARES AND CONSIDERATION

         1.01. SHARES BEING EXCHANGED. Effective at the closing of this Agreement (the "Closing"), and subject to the terms and conditions of this Agreement the Shareholder shall assign, transfer and deliver to the Company all of the BEL Shares which it own.

         1.02. CONSIDERATION. Subject to the terms and conditions of this Agreement and in consideration of the assignment and delivery of BEL Shares to the Company, the Company shall at Closing issue to the Shareholders a number of shares of voting common stock ("Company Common Stock"), $.0001 par value per share (the "Company Shares"), equal to the number of shares set forth opposite the Shareholder's name on Schedule I attached hereto.

         1.03. CLOSING. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place on or about January 28, 2002.

         1.04. DELIVERIES. Concurrently with the execution and delivery of this Agreement or any amendments of this Agreement, the parties are delivering the following documents:

                  1.04(a) Company shall deliver to Shareholder resolution of the Company's Board of Directors, electing Daryl Desjardins, as a member of the Board of Directors, and the resignation of Patricia Morrison-Heller from the Board of Directors of the Company.

                  1.04(b) BEL shall execute and deliver to the Company the letter attached as Exhibit 1.04(b) hereto granting the Company the title to certain land held by BC V2T 5T4 to be transferred at the time mutually agreed to upon by the Company and BEL, but no later than 30 days within the Closing Date.

                  1.04(c) The Company and BEL shall register on the registration statement on Form S-8 the deferred compensation to certain advisors and consultants to the Company, as set forth in Exhibit 1.04(c).

         1.05. FILINGS. Following the Closing, subject to the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), the Company shall file Form 8-K with the SEC.

II. REPRESENTATIONS AND WARRANTIES OF BEL

         BEL represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing:

         2.01. ORGANIZATION.

                  2.01(a). BEL is a corporation duly organized, validly existing and in good standing under the laws of the British Columbia; BEL has the corporate power and authority to carry on its business as presently conducted; and BEL is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

                  2.01(b). The copies of the Articles of Incorporation and all amendments thereto of BEL as certified by the authorities of British Columbia, and the copy of the Bylaws as certified by the Secretary of BEL, which have heretofore been delivered to the Company, are complete and correct copies of such Articles of Incorporation as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and shareholders of BEL are contained in the minute book of BEL heretofore delivered to the Company for examination, and no minutes or actions in writing have been included in such minute book since such delivery to the Company that have not also been delivered to the Company.

         2.02. CAPITALIZATION.

                  2.02(a). The authorized capital stock and the issued and outstanding shares of BEL is as set forth on Exhibit 2.02(a). All of the issued and outstanding shares of BEL are duly authorized, validly issued, fully paid and nonassessable.

                  2.02(b). Except as set forth in Exhibit 2.02(b) there are no outstanding options, warrants, or rights to purchase any securities of BEL.

         2.03. SUBSIDIARIES AND INVESTMENTS. BEL does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, except as described in Exhibit 2.03 hereto.

         2.04. FINANCIAL STATEMENTS. The audited financial statements of BEL as of September 24, 2001, including the audited balance sheet as of that date and the related audited statements of operations, retained earnings, and cash flows for the period BEL has been in existence (the "Financial Statements") present fairly the financial position and results of operations of BEL, on a consistent basis.

         2.05. NO UNDISCLOSED LIABILITIES. Other than as described in Exhibit
2.05 hereto, BEL is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which is not reflected or reserved against in the Financial Statements, except those incurred in the normal course of business.

         2.06. ABSENCE OF MATERIAL CHANGES. Since September 24, 2001, except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

                  2.06(a). any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of BEL, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse;

                  2.06(b). any redemption, purchase or other acquisition of any shares of the capital stock of BEL, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by BEL relating to their authorized or issued capital stock; or

                  2.06(c). any change or amendment to the Articles of Incorporation of BEL.

         2.07. LITIGATION. Except as set forth in Exhibit 2.07 attached hereto, there is no litigation, proceeding or investigation pending or threatened against BEL affecting any of its properties or assets against any officer, director, or stockholder of BEL that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of BEL or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         2.08. TITLE TO ASSETS. BEL has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheets contained in the Financial Statements, free and clear of all liens, claims, charges, security interests or other encum brances, except as described in Exhibit 2.08 attached hereto or any other Exhibit.

         2.09. REAL ESTATE. There is set forth on Exhibit 2.09 attached hereto a brief description of all real estate (including building and improvements) owned and held by BC V2T 5T4, together with a legal description of such real estate, which shall be transferred to the Company following the Closing. BEL represents that BC V2T 5T4 has good and marketable title to such real estate in fee simple and clear of any encumbrances whatsoever except as shown on Exhibit 2.09 hereto.

         2.10. CONTRACTS AND UNDERTAKINGS. Exhibit 2.10 attached hereto contains a list of all oral and written contracts, agreements, leases, licenses, arrangements, commitments and other undertakings to which BEL is a party or by which it or its property is bound, except as they would incurred in the ordinary course of business. Each of said contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. Except as set forth in Exhibit 2.10 attached hereto, BEL is not in material default, or alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which BEL is a party is in default thereunder nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

         2.11. UNDERLYING DOCUMENTS. Copies of all documents described in any Exhibit attached hereto (or a summary of any such contract, agreement or commitment, if oral) have been made available to the Company and are complete and correct and include all amendments, supplements or modifications thereto.

         2.12. TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as set forth in Exhibit 2.12 hereto, there are and have been no contracts, agreements, arrangements or other transactions between BEL, and any officer, director, or stockholder of BEL, or any cor poration or other entity controlled by the Shareholders, a member of the Shareholders' families, or any affiliate of the Shareholders.

         2.13. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of BEL, or any agreement, contract or instrument to which BEL is a party or by which it or any of its assets are bound.

         2.14. OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. BEL owns or has valid right or license to use all patents, patent rights, trade secrets, trademarks, trademark rights, trade names, trade name rights, copyrights and other intellectual property rights (collectively referred to as "Intellectual Property Rights") which are necessary to operate its business as now operated and as now proposed to be operated, if any. A brief description of any such Intellectual Property Rights is set forth on Exhibit 2.14 attached hereto. Except as set forth on Exhibit 2.14, BEL does not have any obligation to compensate any person, firm, corporation or other entity for the use of any such Intellectual Property Rights, nor has BEL granted to any person, firm, corporation or other entity any license or other rights to use in any manner, or waived its rights with respect to any Intellectual Property Rights of BEL.

         2.15. DISCLOSURE. To the actual knowledge of BEL, neither this Agreement, the Financial Statements nor any other agreement, document, certificate or written or oral statement furnished to the Company by or on behalf of BEL in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         2.16 AUTHORITY. BEL has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of BEL and no other corporate proceedings on the part of BEL are necessary to authorize this Agreement and the transactions contemplated hereby.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to BEL and Shareholders as follows, as of the date of this Agreement and as of the Closing:

         3.01. ORGANIZATION.

                  3.01(a). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

                  3.01(b). The copies of the Certificate of Incorporation, of the Company, as certified by the Secretary of State of Nevada, and the Bylaws of the Company are complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company as amend ed and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and shareholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to BEL that have not also been de livered to BEL.

         3.02. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.0001 per share, of which 1,895,000 shares are outstanding, and 5,000,000 shares of preferred stock, none of which is outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non- assessable. Following the issuance of Company Common Stock described in Section 1.02, the capitalization of the Company shall be as set forth on Schedule II. The 6,300,000 shares of Common Stock of the Company to be issued to BEL (constituting 90% of the total shares outstanding following the Closing) pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

         3.03. SUBSIDIARIES AND INVESTMENTS. The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

         3.04. AUTHORITY. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Common Stock in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings or consents on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Common Stock in accordance with the terms hereof.

         3.05. NO UNDISCLOSED LIABILITIES. Other than as described in Exhibit
3.05 hereto, the Company is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

         3.06. LITIGATION. There is no litigation, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, director, or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         3.07. TITLE TO ASSETS. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the Company's financial statements or on any Exhibits attached hereto.

         3.08. CONTRACTS AND UNDERTAKINGS. Exhibit 3.08 attached hereto contains a list of all contracts, agreements, leases, licenses, arrangements, commitments and other undertakings to which the Company is a party or by which it or its property is bound. Each of said contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. The Company is not in material default, or alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and, to the knowledge of the Company, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

         3.09. UNDERLYING DOCUMENTS. Copies of all documents described in any Exhibit attached hereto (or a summary of any such contract, agreement or commitment, if oral) have been made available to BEL and are complete and correct and include all amendments, supplements or modifications thereto.

         3.10. TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as set forth in Exhibit 3.10 hereto, there are and have been no contracts, agreements, arrangements or other transactions between the Company, and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

         3.11. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

         3.12. DISCLOSURE. To the actual knowledge of the Company, neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to BEL and the Shareholders by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.13. FINANCIAL STATEMENTS. The audited financial statements of the Company for the fiscal year ended December 31, 2000 and the period from January 1, 2001 to September 30, 2001 present fairly the financial position and results of operations of the Company, on a consistent basis. As of the Closing, Company shall have no liabilities.

         3.14. ABSENCE OF MATERIAL CHANGES. Since December 31, 2000, except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

                  3.14(a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                  3.14(b) any redemption, purchase or other acquisition of any shares of the capital stock of Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by BEL relating to their authorized or issued capital stock.

                  3.14(c) any amendment to the Certificate of Incorporation of Company.

IV. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants of the Company and BEL contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect.

V. CONDITIONS TO CLOSING

         5.01. CONDITIONS TO OBLIGATION OF BEL. The obligations of BEL and Shareholder under this Agreement shall be subject to each of the following conditions:

                  5.01(a) REPRESENTATIONS AND WARRANTIES OF COMPANY TO BE TRUE. The representations and warranties of Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Company shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

                  5.01(b) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

                  5.01(c) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all Governments and other persons required to be obtained in order to permit consummation by Company of the trans actions contemplated by this Agreement, to continue unimpaired in all material respects im mediately following the Closing shall have been obtained.

                  5.01(d) CLOSING DOCUMENTS. Company shall have executed and delivered all documents required to be executed and delivered by Company pursuant to Section 1.04.

         5.02. CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company under this Agreement shall be subject to the following conditions:

                  5.02(a) REPRESENTATIONS AND WARRANTIES OF BEL TO BE TRUE. The representations and warranties of BEL herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; Purchaser shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

                  5.02(b) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

                  5.02(c) STATUTORY AND OTHER REQUIREMENTS. All statutory requirements for the valid consummation by BEL of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all Governmental agencies and authorities required to be obtained in order to permit consummation by BEL of the transactions contemplated by this Agreement shall have been obtained.

                  5.02(d) CLOSING DOCUMENTS. BEL shall have executed and delivered all documents required to be executed and delivered by BEL pursuant to Section 1.04.

VI. TERMINATION OF OBLIGATIONS AND WAIVERS OF CONDITIONS; PAYMENT OF EXPENSES

         6.01. TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement, may be terminated at any time before the Closing as follows and in no other manner;

         (a) MUTUAL CONSENT. By mutual consent of BEL and Company.

         (b) EXPIRATION DATE. By either BEL or Company if the Closing shall not have taken place by January 28, 2002, which date may be extended by mutual agreement of BEL and Company.

         6.02. PAYMENT OF EXPENSES; WAIVER OF CONDITIONS. In the event that this Agreement shall be terminated pursuant to Section 6.01 all obligations of the parties under this Agreement shall terminate and there shall be no liability of any party to the other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and per formance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of counsel. In the event that the Closing shall be consummated, each party hereto will pay all of its costs and expenses in connection therewith.

                  6.02(a) BEL shall have executed and delivered all documents required to be executed and delivered by BEL pursuant to Section 1.04.

VII. CERTAIN AGREEMENTS

         7.01. TRANSFER OF REAL PROPERTY. BEL shall cause BC V2T 5T4 to transfer to the Company the title to land located in Kamloops, British Columbia, as more specifically described in this Agreement (Exhibit 2.09).

VIII. MISCELLANEOUS

         8.01. FINDER'S FEES, INVESTMENT BANKING FEES. Neither BEL nor the Company have retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein, except as disclosed elsewhere in this Agreement.

         8.02. TAX TREATMENT. The transaction contemplated hereby is intended to qualify as a so-called "tax-free" reorganization under the provisions of Section 368 of the Internal Revenue Code. Company and BEL acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

         8.03. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         8.04. PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

         8.05. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or under takings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their re spective successors or assigns.

         8.06. HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         8.07. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require

         8.08. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.09. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California applicable to contracts to be performed in the State of California.

         8.10. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.




CHOPIN VENTURE GROUP, INC.

BY: /s/ Gerry Martin
    -------------------------------
    Gerry Martin, President




BIOPLASTICS ENTERPRISES LTD.

By: Hidden Valley Power Company Ltd. (the "Shareholder")

By: /s/ Daryl Desjardins
    ---------------------------------
    Daryl Desjardins, President

                                   SCHEDULE I



                                 NUMBER OF SHARES                  NUMBER OF
                                      OF BEL                       SHARES OF
                                   COMMON STOCK                     COMPANY
      NAMES OF                       OWNED AND                   COMMON STOCK
    SHAREHOLDERS                  TO BE DELIVERED                TO BE RECEIVED
    ------------                  ---------------                --------------

Hidden Valley
Power Company Ltd.                  100 shares                      6,300,000



     Totals                                                         6,300,000
                                                                    ---------

                                   SCHEDULE II



COMMON STOCK

       19,000 shares held by Shareholders of the Company

PREFERRED STOCK

       None

                                 EXHIBIT 1.04(a)

                                BEL EXHIBIT 2.03

                               BEL EXHIBIT 2.02(a)

                                 CAPITALIZATION



Class                           Authorized                 Outstanding
-----                           ----------                 -----------

Common                           1 million                    100
Preferred                            -0-                      -0-

                               BEL EXHIBIT 2.02(b)

                              OPTIONS AND WARRANTS

                                BEL EXHIBIT 2.05

                             UNDISCLOSED LIABILITIES

                                BEL EXHIBIT 2.07

                                   LITIGATION

                                BEL EXHIBIT 2.08

                                 TITLE TO ASSETS

                                BEL EXHIBIT 2.09

                                   REAL ESTATE

                                BEL EXHIBIT 2.10

                                    CONTRACTS

                                BEL EXHIBIT 2.12

                             INTERESTED TRANSACTIONS

                                BEL EXHIBIT 2.14

                              INTELLECTUAL PROPERTY

                              COMPANY EXHIBIT 3.02

                                 CAPITALIZATION


Class                         Authorized                     Outstanding
-----                         ----------                     -----------

Common                        10,000,000                        19,000

Preferred                      5,000,000                           -0-


Options                             -0-                            -0-

Warrants                            -0-                            -0-

                              COMPANY EXHIBIT 3.03

                                  SUBSIDIARIES





                                      None

                              COMPANY EXHIBIT 3.05

                             UNDISCLOSED LIABILITIES






                                      None

                              COMPANY EXHIBIT 3.08

                                    CONTRACTS








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                              COMPANY EXHIBIT 3.10

                             INTERESTED TRANSACTIONS



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